UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 31, 2021

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 31, 2021, Enstar Group Limited (the "Company") entered into an amended and restated employment agreement (the “CEO Employment Agreement”) with its Chief Executive Officer, Dominic Silvester. The CEO Employment Agreement replaces Mr. Silvester’s existing employment agreement, dated January 21, 2020 (the "2020 Agreement"), in its entirety.
The CEO Employment Agreement, which was entered into in connection with Mr. Silvester's relocation to Bermuda from the United Kingdom, amends the terms and conditions of the 2020 Agreement to extend the term of employment by two years to January 31, 2025 and sets the annual base salary rate at $2.5 million, restoring it to the level in effect in 2019 (converted to U.S. dollars). In addition, the CEO Employment Agreement provides for certain benefits including a monthly housing allowance of $20,000 and contains ministerial changes to terms and conditions to conform the agreement to Bermuda law requirements. All other material terms and conditions contained in the 2020 Agreement remain unchanged in the CEO Employment Agreement, and a description of such terms and conditions is included within Item 5.02 of the Company's Form 8-K filed on January 27, 2020 and incorporated herein by reference.
The foregoing description of the CEO Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CEO Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.
Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated March 31, 2021 between the Company and Dominic Silvester.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL.

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

April 6, 2021	By:	/s/ Orla M. Gregory
Orla M. Gregory
Chief Operating Officer